Exhibit 99.3

Dover Corporation Fourth Quarter 2010 Conference Call January 28, 2011 9:00 am ET

2 Forward Looking Statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties. We caution everyone to be guided in their analysis of Dover Corporation by referring to our Form 10-K for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our internet site, www.dovercorporation.com, where considerably more information can be found.

3 Dover's Q4 2010 Performance Continuing Earnings Per Share 2008 FY $3.67 Revenue $ 1.9B ^ 24% $ 7.1B ^ 23% EPS (cont.) $1.01 ^ 85% $3.74 ^ 88% Bookings $1.9B ^ 23% $7.4B ^ 32% Segment Margins 16.3% ^ 320 bps 16.4% ^ 410 bps Organic Rev. Growth ^ 23% ^ 20% Acq. Growth ^ 2% ^ 4% FCF (a) $378M ^ 79% $767M ^ 12% Quarterly revenue and earnings increases reflect solid end-markets and benefits of productivity Quarterly organic revenue growth of 23% is broad based, with significant strength seen in Electronic Technologies, Energy and Material Handling Quarterly segment operating margin improvement in all segments: 16.4% full-year segment margin is all-time high Book-to bill ends at 1.03; Strong cash flow performance in Q4 Q4 Q4/Q4 2009 FY $1.99 FY $3.74 2010 FY FY/FY * Includes discrete tax benefits of $0.15 EPS in Q2 2009, $0.20 EPS in Q3 2010 and $0.07 in Q4 2010 (a) See Dover's website for a reconciliation to GAAP.

4 Revenue Q4 2010 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic 18% 14% 28% 41% 23% Acquisitions 1% 4% 4% 1% 2% Currency - (2%) (1%) (3%) (1%) Total 19% 16% 31% 39% 24% FY 2010 Industrial Products Engineered Systems Fluid Management Electronic Technologies Total Dover Organic 14% 12% 25% 39% 20% Acquisitions - 8% 3% 1% 4% Currency - - 1% (1%) - Total 14% 20% 29% 39% 24%

5 Sequential Results - Q4 10 / Q3 10 Material Handling Fluid Solutions Mobile Equipment Energy Product Identification Engineered Products ^ 3% ^ 12% ^ 16% Electronic Technologies

6 Industrial Products Broad-based revenue growth in Material Handling driven by infrastructure and energy activity Margin improvements driven by volume increases and leverage on productivity initiatives Quarterly bookings up 22% were broad-based, including recovering trailer markets Recovering markets resulted in book-to-bill of 1.09 $ in millions Q4 2010 Q4 2009 % Change Revenue $485 $408 +19% Earnings $ 54 $ 42 +30% Margin 11.2% 10.2% ^ 100 bps Bookings $527 $433 +22% Quarterly Comments FY 2010 FY 2009 % Change Revenue $1,848 $1,622 +14% Earnings $ 226 $ 140 +61% Margin 12.3% 8.6% ^ 370 bps Bookings $1,931 $1,488 +30%

7 Engineered Systems Revenue gains driven by Hill Phoenix, Product ID and Belvac Operating margin reflects improved conversion at both platforms, partially offset by material cost increases at SWEP Product ID continues to perform well in developing economies; while Hill Phoenix did experience anticipated seasonality •Hill Phoenix order rates accelerated through the fourth quarter; segment book-to-bill is 1.05 $ in millions Quarterly Comments Q4 2010 Q4 2009 % Change Revenue $548 $473 +16% Earnings $ 71 $ 48 +47% Margin 13.0% 10.2% ^280 bps Bookings $573 $487 +18% FY 2010 FY 2009 % Change Revenue $2,230 $1,862 +20% Earnings $ 302 $ 227 +33% Margin 13.5% 12.2% ^130 bps Bookings $2,311 $1,835 +26%

8 Fluid Management Revenue growth driven by NA rig count growth, gains in oil prices, horizontal drilling activity and strong international pump sales Operating margin improved to 23.6% on volume gains and favorable mix Fluid Solutions markets, such as chemical, sanitary and retail refueling continue exhibiting broad-based recovery Book-to-bill of 1.00 reflects steady demand in most served markets; business fundamentals remain strong $ in millions Quarterly Comments Q4 2010 Q4 2009 % Change Revenue $439 $336 +31% Earnings $103 $ 68 +53% Margin 23.6% 20.1% ^ 350 bps Bookings $437 $346 +26% FY 2010 FY 2009 % Change Revenue $1,640 $1,271 +29% Earnings $ 388 $ 259 +50% Margin 23.7% 20.4% ^ 330 bps Bookings $1,652 $1,255 +32%

9 Electronic Technologies Revenue growth driven by strong demand for electronic assembly equipment, MEMS microphones, and Solar equipment Operating margin of 18.8% resulting from strong leverage on higher volume and improved cost base Continued interest in Solar offering and active mobile communications market provide healthy environment Year-over-year bookings in equipment companies show normal seasonality, resulting in overall book-to-bill of 0.96 $ in millions Quarterly Comments Q4 2010 Q4 2009 % Change Revenue $406 $292 +39% Earnings $ 76 $ 40 +92% Margin 18.8% 13.6% ^ 520 bps Bookings $390 $305 +28% FY 2010 FY 2009 % Change Revenue $1,424 $1,027 +38% Earnings $ 250 $ 84 ^199% Margin 17.6% 8.1% ^950 bps Bookings $1,545 $1,055 +46%

Q4 2010 Overview Q4 2010 FY 2010 Net Interest Expense $26 million, essentially flat with last year $106 million, up $6 million from last year driven by lower yields on cash investments Corporate Expense $35 million, up $6 million from prior year, reflecting higher accruals $136 million, up $17 million from last year. Reflects relocation expense, comp. & benefits and higher accruals Effective Tax Rate (ETR) Rate was 21.4%. Reflects $0.05 EPS benefit on resolution of certain domestic tax matters, and $0.02 EPS benefit related to enactment of legislation Rate of 23.5% impacted by tax benefits of $0.20 EPS in Q3, Q4 tax benefits of $0.07 and favorable mix of foreign earnings 10

11 2011 Guidance Revenue: Core revenue: ^ 6% - 8% Acquisitions: ^ 3% Total revenue: ^ 9% - 11% Corporate expense: ^ $135 million Interest expense: ^ $106 million Full-year tax rate: ^ 28% - 29% Capital expenditures: ^ 2.8% - 3.0% of rev. Free cash flow for full year: ^ 10% - 11% of rev.

12 2011 EPS Guidance Bridge - Cont. Ops 2010 EPS - Continuing Ops $3.74 Less 2010 tax benefits: ($0.27) 2010 Adjusted EPS - Continuing Ops $3.47 Volume, mix, price (inc. FX): $0.40 - $0.58 Acquisitions: $0.08 - $0.09 Net benefits of productivity: $0.23 - $0.28 Investment / Compensation: ($0.14 - $0.18) Corporate expense - Interest: - Other (inc. Shares &Tax): ^ $0.01 2011 EPS - Continuing Ops $4.05 - $4.25 2011 EPS increases 17% - 22% over adjusted 2010 EPS